Exhibit 99.1

GETTY REALTY CORP. SERVES NOTICE TO GETTY PETROLEUM MARKETING TERMINATING THE MASTER LEASE

JERICHO, NY, November 30, 2011 — Getty Realty Corp. (NYSE-GTY) (the “Company”) announced today that as a result of the uncured default by Getty Petroleum Marketing, Inc. (“Marketing”) with respect to its nonpayment of November 2011 rent, the Company served Marketing with a formal notice of termination of the Master Lease (the “Notice”). Pursuant to the Notice, the Company notified Marketing that it was terminating the Master Lease and exercising its right to take possession of the premises underlying the Master Lease effective December 12, 2011. The Company intends to pursue its current actions against Marketing, seek possession of the unitary premises underlying the Master Lease and pursue all other rights and remedies. The Company cannot provide any assurance regarding the ultimate resolution of its proceedings against Marketing.

Following termination of the Master Lease, the Company intends to reposition the portfolio subject of the Master Lease in order to maximize its long-term value. This repositioning may result in long term leases on sub-groups of properties with multiple distributors or suppliers, individual leases with existing or new dealers or the sale of locations.

As a result of the foregoing developments, it is likely that the Company will be required to increase the deferred rent receivable reserve, record additional impairment charges, accrue for environmental liabilities and incur significant costs associated with proceedings against Marketing and a repositioning of the Master Lease portfolio. The Company has not determined the amounts of any such potential adjustments to its financial statements. These developments could materially adversely affect the Company’s business, financial condition, revenues, operating expenses, results of operations, liquidity, ability to pay dividends or stock price.

For more information on the risks associated with the Company’s relationship with Marketing, see the disclosure under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the Company’s subsequent Quarterly Reports on Form 10-Q and as updated by the Company’s subsequent periodic reports filed under the Securities Exchange Act of 1934, as amended and the Company’s other filings made with the Securities and Exchange Commission.

Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of retail motor fuel and convenience store properties and petroleum distribution terminals. The Company owns and leases approximately 1,155 properties nationwide.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When the words “believes,” “intends,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. Examples of these forward looking statements include the Company’s statements of intentions regarding pursue of its actions against Marketing, and the repositioning of the portfolio subject of the Master Lease. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause the Company’s actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Thomas J. Stirnweis
(516) 478-5403